As filed with the Securities and Exchange Commission on January 10, 2007

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

BAY BANKS OF VIRGINIA, INC.

(Exact name of registrant as specified in its charter)

Virginia	54-1838100
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 South Main Street

Kilmarnock, Virginia 22482

(804) 435-1171

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Austin L. Roberts, III

President and Chief Executive Officer

Bay Banks of Virginia, Inc.

100 South Main Street

Kilmarnock, Virginia 22482

(804) 435-1171

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copy to:

Scott H. Richter, Esq.

LeClair Ryan, A Professional Corporation

Riverfront Plaza, East Tower

951 East Byrd Street

Richmond, Virginia 23219

(804) 783-2003

Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestments plans, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $5.00 par value	250,000 shares	$14.33	$3,582,500	$383.33

(1)	This Registration Statement also relates to such indeterminate number of additional shares of common stock of the registrant as may be issuable as a result of a stock dividend, stock split, split-up, recapitalization or similar event.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act of 1933, as amended.

PROSPECTUS

BAY BANKS OF VIRGINIA, INC.

DIVIDEND REINVESTMENT PLAN

250,000 Shares of Common Stock

This prospectus relates to 250,000 shares of common stock of Bay Banks of Virginia, Inc. being offered to shareholders of Bay Banks in connection with the Bay Banks of Virginia, Inc. Dividend Reinvestment Plan. The plan provides you with a simple and convenient method of purchasing additional shares of our common stock by reinvesting your cash dividends.

You may enroll in the Dividend Reinvestment Plan by completing the enclosed enrollment card and returning it to the plan administrator. We have appointed our stock transfer agent, Registrar and Transfer Company, to serve as the plan administrator.

Our common stock trades on the OTC Bulletin Board under the symbol “BAYK.” Shares for the plan will generally be purchased directly from us using our authorized but unissued shares, but may also include shares of our common stock purchased by the plan administrator on the open market. All shares are purchased at 100% market value.

We suggest that you retain this prospectus for future reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Shares of our common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

The date of this prospectus is January 10, 2007

BAY BANKS OF VIRGINIA, INC.

In this prospectus, we frequently use the terms “Bay Banks,” “we,” “our” and “us” to refer to Bay Banks of Virginia, Inc.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with information that is different from that which is contained in this prospectus. No offer of our common stock is being made in any state where the offer is not permitted. The information contained in this prospectus speaks only as of its date unless the information specifically indicates that another date applies.

SUMMARY OF THE PLAN

Who Can Participate

All holders of record who own shares of our common stock are eligible to participate in the plan. If your Bay Banks stock is registered in the name of your broker or a nominee (for example, a bank or trustee), you may participate by requesting the broker or nominee to transfer the shares into your own name or requesting that the broker or nominee enroll in the plan on your behalf.

Investing in Bay Banks Common Stock

Our Dividend Reinvestment Plan provides a simple, convenient and cost effective method for increasing your ownership in Bay Banks. The plan offers the following benefits:

•	You may reinvest the cash dividends on your Bay Banks stock to purchase additional shares with no brokerage fees or other costs to you;

•	You may deposit your existing Bay Banks stock certificates for safekeeping with the plan administrator; and

•	You may sell all or some of your shares held in the plan.

Because the amount of your reinvested dividends will seldom be an amount that will purchase an exact number of shares, purchases for your account will normally include a fractional share. These fractional shares will earn proportional dividend income the same as full shares.

Separate certificates for shares purchased through the plan will not be issued to you. The shares you acquire through the plan will be maintained in your plan account for safekeeping by the plan administrator in book entry form. This feature of the plan protects against loss, theft or destruction of your stock certificates. You will also receive a statement detailing year-to-date account activity at the end of any quarter in which there was activity in your account.

How to Enroll in the Plan

To enroll in the plan, you must complete, sign and date the enclosed enrollment card and return it to the plan administrator at the following address: Registrar and Transfer Company, Direct Purchase/DRP Department, P.O. Box 664, 10 Commerce Drive, Cranford, NJ 07016-3572 (tele: (800) 368-5948 and fax: (908) 497-2320) or by e-mail at www.rtco.com. If you have questions concerning the plan, or need additional copies of this prospectus or the enrollment card, please contact the plan administrator.

Participation will begin with the next dividend after a completed enrollment card is received, provided it is received before that dividend record date. During the first three quarters of each year, we normally pay dividends on or about the last Friday of March, June and October. We typically pay our fourth quarter dividend on or about December 15th of each year. The dividend record date is generally

15 days before these dates. Please note that the plan does not represent any change in our dividend policy or a guarantee of the payment of any future dividends.

Upon enrollment, participation continues automatically until terminated by you.

How to Reinvest Cash Dividends

You may reinvest all or a portion of the cash dividends paid on your Bay Banks shares. If you select a partial dividend reinvestment (75%, 50% or 25%) of your shares, you will receive a check for the remainder of the cash dividend on the shares or, if you prefer, have the balance of the cash dividend directly deposited in a Bank of Lancaster account or an account with another financial institution designated by you. You can change your dividend reinvestment election at any time by notifying the plan administrator.

For a particular dividend to be reinvested, your notification must be received prior to the record date for that dividend. (The record date is generally 15 days prior to the payment date.) Dividends on shares held in your plan account will be reinvested in accordance with the reinvestment option you choose (e.g., if you select a partial dividend reinvestment of 75%, that will also apply to your plan shares).

How to Deposit Certificates for Safekeeping

Although shares of Bay Banks stock that you buy under the plan will be maintained in your plan account for safekeeping in book entry form, you may elect to deposit your existing Bay Banks stock certificates into your plan account as a safeguard against loss or theft. There is no charge to deposit certificates.

The certificates to be deposited, together with the bottom part of the account statement, should be sent by registered mail to the plan administrator and insured for 2% of the market value of the shares. This is the approximate cost of the insurance required to replace the certificates should they be lost in the mail. Do not endorse the certificates or complete the assignment section.

Dividends on all shares represented by certificates held by the plan administrator for safekeeping will be reinvested in accordance with the reinvestment option you choose.

How to Sell Shares Held in the Plan

You may instruct the plan administrator to sell any or all shares held in your plan account. To request the sale of shares held in the plan, complete the bottom portion of the statement of account provided or send a request in writing to the plan administrator. The request should indicate the number of shares to be sold and not the dollar amount to be received as a result of the sale. All participants listed on the account must sign the request.

The sales price will be the weighted average price of all the shares sold by the plan administrator’s broker for each aggregate order placed by the plan administrator. The proceeds of the sale, minus any brokerage commissions and a $15.00 sales transaction fee, will be sent to you by check.

If all shares held for you in the plan are sold, your plan participation will be terminated. A Medallion Signature Guarantee is required for sale requests of $10,000 or higher.

The Plan Administrator

We have appointed Registrar and Transfer Company as plan administrator to administer the plan and act as agent for the participants. The plan administrator will purchase and hold shares of stock for plan participants, keep records, send account statements and perform other duties required by the plan.

Questions about the plan should be directed to the plan administrator at the following address or telephone number:

Registrar and Transfer Company
Direct Purchase/DRP Department
P.O. Box 664
Cranford, NJ 07016-3572

Telephone:	(800) 368-5948
Facsimile:	(908) 497-2320
Website:	www.rtco.com

Please include your daytime telephone number with all correspondence.

Tracking Your Investments

You will receive a statement detailing year-to-date account activity at the end of any quarter in which there was activity in your account. You will also receive a statement at year-end detailing all activity during that calendar year. Please retain your statements to establish the cost basis of shares purchased under the plan for income tax and other purposes.

Registrar and Transfer Company will provide Internet access to your plan account information through its Investor Relations Internet Service (“IRIS”). The information available through this online service will include your current holdings in the plan, dividend reinvestment details and certain additional information. The online service will also include information about your other holdings of Bay Banks stock registered in your name. You may obtain an IRIS user ID and PIN through the plan administrator’s website at www.rtco.com after your enrollment in the plan has been completed.

You should notify the plan administrator promptly of any change in address since all notices, statements and reports will be mailed to your address of record.

How to Request a Certificate

You may request a certificate for some or all of the whole shares held in the plan. The request for issuance of a stock certificate can be made using the bottom portion of the account statement. There is no fee to you to issue a certificate. If all whole shares held in the account are requested, the account will be terminated and a check for any fractional share interest will be issued to you.

How to Terminate Your Account

You may terminate your plan account by completing and sending in the bottom portion of your account statement or by writing to the plan administrator. You will receive a certificate for all full shares and a check for any fractional share held in your account. No certificates will be issued for fractional shares.

You may also close your account by directing the plan administrator to sell all of the shares in your account. You will receive a check for the proceeds, net of applicable brokerage commissions.

PURCHASE AND SALE OF BAY BANKS SHARES

Purchase of Shares for the Plan

Source of Shares: The shares of Bay Banks common stock needed to meet the requirements of the plan will either be purchased in the open market or issued directly by Bay Banks from authorized but unissued shares.

Determination of the Purchase Price: The price of Bay Banks shares purchased through the plan will be either:

•	For newly issued shares - the average sales price of round lots of our common stock traded on the three business days immediately prior to the dividend payment date, as reported on the OTC Bulletin Board (or on such other exchange or market as Bay Banks stock may subsequently be traded). If there are no round lots of Bay Banks stock traded on the three business days immediately prior to the dividend payment date, then round lots traded on the date(s) closest and prior to the dividend payment date will be used to establish the price per share.

•	For open market purchases - the weighted average price of all shares purchased by the plan administrator’s broker for each aggregate order.

Timing and Control of Transactions

Because the plan administrator will arrange for the purchase and sale of shares on behalf of the plan, neither Bay Banks nor any participant in the plan has the authority or power to control either the timing or pricing of shares purchased or sold. Accordingly, you will not be able to time precisely your purchases or sales through the plan, and will bear the market risk associated with fluctuations in the price of Bay Banks’ stock.

Brokerage Commissions

Purchase of Shares: At present, there are no brokerage commissions or service fees charged for the purchase of shares.

Sale of Shares: Brokerage commissions charged to plan participants will be those the plan administrator must pay in the ordinary course of market transactions. This expense will be deducted from the proceeds of the sale of shares. Brokerage commissions will be allocated on a pro rata basis to plan participants who are selling shares through the plan. Brokerage commission rates are determined by the brokerage firm and not by the plan administrator. The plan administrator will seek to ensure that competitive and normal brokerage commissions are charged, consistent with the low-cost and aggregate transaction character of the plan.

SUMMARY OF PLAN SERVICES AND FEES

Bay Banks will pick up the fees and expenses to operate the plan. However, there are some proportional brokerage commissions and other fees to be paid directly by the participant.

Initial enrollment	No charge
Dividend reinvestments	No charge
Safekeeping of stock certificates	No charge
Certificate issuance	No charge
Sale of shares	$15.00 plus brokerage commissions
Certificate Issuance	No charge
Termination of plan participation	No charge

From time to time there may be changes in the fee structure. If there are changes to the fee structure, you will be notified in advance of implementation.

FEDERAL INCOME TAX INFORMATION

You will have the same federal income tax obligations with respect to cash dividends reinvested under the plan as though they were paid to persons who do not participate in the plan. As a result, any cash dividend reinvested on your behalf under the plan will be taxable as having been received by you even though you did not actually receive the amount of the dividend in cash. You will receive an annual statement (Form 1099-DIV) from the plan administrator indicating the amount of reinvested dividends reported to the Internal Revenue Service as dividend income. In the case of any shares purchased by the plan administrator on the open market, the amount of the dividends will also include that portion of any brokerage commission paid by Bay Banks that is attributable to the purchase of your shares.

The tax basis of shares acquired by you through the reinvestment of dividends under the plan will be equal to the full amount of dividends reinvested. The tax basis of your plan shares will also include your proportionate share of any brokerage commissions paid by Bay Banks for any open market purchases.

In general, the holding period for purposes of determining the long or short-term nature of capital gains or losses on the sale of shares acquired under the plan by the reinvestment of dividends will begin on the day following the payment date.

You will not realize any taxable income when you receive a certificate for whole shares credited to your account, either upon your request for certain of those shares or withdrawal from or termination of the plan.

If you decide to participate in the plan, we urge you to consult with your own tax advisor for more specific information.

ADDITIONAL PLAN INFORMATION

Voting of Plan Shares

We will mail you proxy materials, including a proxy card representing both the shares for which you hold outside the plan and the shares, full and fractional, in your plan account. The proxy will be voted as indicated by you.

Stock Dividends, Stock Splits and Rights Offerings

If we declare a stock dividend or split, your account will be credited with the number of shares issued based upon the number of full and fractional shares held in your plan account as of the record date. Shares issued as a result of stock dividends or splits on shares registered in your name will be distributed in the same manner as those shares that are not participating in the plan. Rights issued on shares held by the plan will also be distributed to participants in the same manner as to other shareholders.

Responsibility of the Plan Administrator and Bay Banks

Neither Registrar and Transfer Company, as plan administrator, nor Bay Banks will be liable to you for any act done in good faith or for any good faith omission to act including, without limitation, any claim of liability (i) arising out of failure to terminate your account or sell shares in the plan or purchase shares of Bay Banks stock without receipt of proper documentation and instructions; and (ii) with respect to the prices and times at which shares are purchased or sold for your account, and the time such purchases or sales are made, including price fluctuation in market value of shares being maintained on your behalf.

Plan Modification and Termination

While we hope to continue a dividend reinvestment plan indefinitely, we reserve the right to suspend, modify or terminate the plan at any time. You will be notified of any such suspension, modification, or termination. We also reserve the right to change any administrative procedures of the plan.

Change of Eligibility

We reserve the right to deny, suspend or terminate participation by a stockholder who is using the plan for purposes inconsistent with the intended purpose of the plan. In such event, the plan administrator will notify you in writing and will continue to safekeep your shares, but will no longer make any stock purchases for your account. The plan is not for use by institutional investors or financial intermediaries.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” sections of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the Securities and Exchange Commission and incorporate by reference into this prospectus, for a discussion of the factors that should be considered in connection with such an investment.

USE OF PROCEEDS

The net proceeds from the sale of common stock offered pursuant to the plan will become part of our general funds for working capital purposes and investment in the various areas of business in which we are engaged.

ABOUT BAY BANKS OF VIRGINIA, INC.

Bay Banks of Virginia, Inc. is a bank holding company that conducts substantially all of its operations through its subsidiaries, Bank of Lancaster and Bay Trust Company. Bay Banks of Virginia, Inc. was incorporated under the laws of the Commonwealth of Virginia on June 30, 1997, in connection with the holding company reorganization of Bank of Lancaster.

The bank is a state-chartered bank and a member of the Federal Reserve System. Since 1930, the Bank of Lancaster has serviced individual and commercial customers by providing a full range of banking and related financial services, including checking, savings, other depository services, commercial and industrial loans, residential and commercial mortgages, home equity loans and consumer installment loans. Bay Trust Company provides wealth management services for our customers, including investment management, trust services, tax and estate planning, and estate administration.

Our marketplace is situated on the “Northern Neck” peninsula of Virginia’s western shore. The “Northern Neck” includes the counties of King George, Lancaster, Middlesex, Northumberland, Richmond and Westmoreland.

Bay Banks’ principal executive offices are located at 100 South Main Street, Kilmarnock, Virginia 22482, and our telephone number is (804) 435-1171. Our website is at www.baybanks.com.

For additional information about Bay Banks’ business, see “Where You Can Find More Information” on page 8.

LEGAL MATTERS

The legality of the common stock to be issued pursuant to the plan will be passed upon for us by LeClair Ryan, Richmond, Virginia.

EXPERTS

The consolidated financial statements of Bay Banks incorporated in this prospectus by reference to Bay Banks’ Annual Report on Form 10-K for the year ended December 31, 2005 have been incorporated in reliance upon the report of Yount, Hyde & Barbour, P.C., independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in auditing and accounting.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference herein, contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of Bay Banks. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities:

•	competitive pressure in the banking industry increases significantly;

•	changes in the interest rate environment reduce margins;

•	general economic conditions, either nationally or regionally, are less favorable than expected, resulting in, among other things, a deterioration in credit quality;

•	changes occur in the regulatory environment;

•	changes occur in business conditions and inflation; and

•	changes occur in the securities markets.

INDEMNIFICATION

Virginia law and our articles of incorporation entitle our directors and officers to indemnification against certain liabilities, except in relation to any action, suit or proceeding in which the director or officer is held liable because of willful misconduct or a knowing violation of the criminal law. We also have directors’ and officers’ liability insurance, which provides, in general, insurance to our directors and officers against loss by reason of any of their wrongful acts, subject to the terms and conditions of the policy. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information filed by us at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings are also available to the public from document retrieval services and at the SEC’s website at www.sec.gov or at Bay Banks’ website at www.baybanks.com.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 to register the shares of common stock to be issued through the Dividend Reinvestment Plan. This prospectus is a part of the registration statement. As permitted by the Securities Act, this prospectus does not contain all the information you can find in the registration statement. The registration statement is available for inspection and copying as set forth above.

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information superseded by information contained in later-filed documents incorporated by reference in this prospectus. Bay Banks incorporates by reference the documents filed by it with the SEC listed below and any future filings made by it with the SEC prior to the termination of the offering made by this prospectus under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: (i) Annual Report on Form 10-K for the year ended December 31, 2005; (ii) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2006; and (iii) Current Reports on Form 8-K filed on February 8, February 24, May 5, May 8, May 10, August 4, August 30, November 6, and November 28, 2006, and January 3, 2007.

You may request a copy of these filings, at no cost, by writing or by telephoning us at the following address: Bay Banks of Virginia, Inc., 100 South Main Street, Kilmarnock, Virginia 22482, (tele: (804) 435-1171), Attention: Corporate Secretary or accessing Bay Banks’ website at www.baybanks.com.

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

SEC registration fee	$383.33
Printing and engraving expenses	4,150.00
Accounting fees and expenses	500.00
Legal fees and expenses	4,500.00
Miscellaneous fees and expenses	250.00

Total (Estimated)	$9,783.33

Item 15.	Indemnification of Directors and Officers.

The laws of the Commonwealth of Virginia pursuant to which Bay Banks of Virginia, Inc. (the “Company”) is incorporated permit it to indemnify its officers and directors against certain liabilities with the approval of its shareholders. The articles of incorporation of the Company, which have been approved by its shareholders, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of the Company as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made party by reason of his or her being or having been a director or officer of the Company, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

The Company has purchased officers’ and directors’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of the Company against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by the Company and (2) the Company to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16.	Exhibits.

Exhibit Number	Description of the Exhibit
5.0	Opinion of LeClair Ryan, A Professional Corporation.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of LeClair Ryan (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.0	Bay Banks of Virginia, Inc. Dividend Reinvestment Plan.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, That:

(B)	Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Kilmarnock, Commonwealth of Virginia, on January 10, 2007.

BAY BANKS OF VIRGINIA, INC.

By:	/s/ Austin L. Roberts, III
Austin L. Roberts, III
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Austin L. Roberts, III and Ammon G. Dunton, and each of them singly, as his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments or post-effective amendments to this registration statement, hereby ratifying and confirming such person’s signature as it may be signed by said attorneys to any and all amendments.

Signature	Capacity	Date

/s/ Austin L. Roberts, III Austin L. Roberts, III	President, Chief Executive Officer and Director (principal executive officer)	January 10, 2007

/s/ Walter C. Ayers Walter C. Ayers	Director	January 10, 2007

/s/ Robert C. Berry, Jr. Robert C. Berry, Jr.	Director	January 10, 2007

/s/ Ammon G. Dunton, Jr. Ammon G. Dunton, Jr.	Chairman of the Board of Directors	January 10, 2007

/s/ Richard A. Farmar, III Richard A. Farmar, III	Director	January 10, 2007

/s/ Allen C. Marple Allen C. Marple	Director	January 10, 2007

Signature	Capacity	Date

/s/ Robert J. Wittman Robert J. Wittman	Director	January 10, 2007

/s/ Deborah M. Evans Deborah M. Evans	Treasurer (principal financial officer)	January 10, 2007

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit
5.0	Opinion of LeClair Ryan, A Professional Corporation.

23.1	Consent of Yount, Hyde & Barbour, P.C.

23.2	Consent of LeClair Ryan (included in Exhibit 5.0).

24.0	Power of Attorney (included on signature page).

99.0	Bay Banks of Virginia, Inc. Dividend Reinvestment Plan.